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EXHIBIT 11

Computation of Primary and Fully Diluted Net Income Per Common Share

Year Ended December 31(Dollars in millions, except per share data)             1996             1995            1994
-------------------------------------------------------------------------------------------------------------------------
Primary:
Average shares outstanding                                             135,484,920      131,794,439     133,752,000
Net effect of the assumed purchase of stock under the
  stock option and stock purchase plans--based on the
  treasury stock method using average market price                       1,930,699        2,141,591       2,522,991
                                                                       -----------------------------------------------
                                                                       137,415,619      133,936,030     136,274,991
                                                                       -----------------------------------------------

Income from continuing operations                                           $739.8           $568.1          $313.5
Preferred dividends                                                           (6.2)            (7.5)          (12.6)
                                                                       -----------------------------------------------

Income from continuing operations applicable to common equity               $733.6           $560.6          $300.9
                                                                       -----------------------------------------------
Income from continuing operations per common share                          $ 5.34           $ 4.19          $ 2.21
                                                                       -----------------------------------------------

Loss from discontinued operations                                              --               --           $ (8.5)
                                                                       -----------------------------------------------
Loss from discontinued operations per common share                             --               --           $ (.06)
                                                                       -----------------------------------------------

Net income                                                                  $739.8           $568.1          $305.0
Preferred dividends                                                           (6.2)            (7.5)          (12.6)
                                                                       -----------------------------------------------
Net income applicable to common equity                                      $733.6           $560.6          $292.4
                                                                       -----------------------------------------------
Net income per common share                                                 $ 5.34           $ 4.19          $ 2.15
                                                                       -----------------------------------------------

Fully diluted: *
Average shares outstanding                                             135,484,920      131,794,439     133,752,000
Net effect of the assumed purchase of stock under the
 stock option and stock purchase plans--based on the
 treasury stock method using average market price or year-end
  market price, whichever is higher                                      2,271,264        2,790,528       2,720,882
Conversion of Series 1991A Preferred Stock                               3,065,010        3,563,191       3,655,684
                                                                       -----------------------------------------------
                                                                       140,821,194      138,148,158     140,128,566
                                                                       -----------------------------------------------

Income from continuing operations                                           $739.8           $568.1          $313.5
Preferred dividends, excluding 1991A Preferred Stock                          --               --              (5.1)
                                                                       -----------------------------------------------
Income from continuing operations applicable to common equity               $739.8           $568.1          $308.4
                                                                       -----------------------------------------------
Income from continuing operations per common share                           $5.25            $4.11          $ 2.20
                                                                       -----------------------------------------------

Loss from discontinued operations                                             --              --             $ (8.5)
                                                                       -----------------------------------------------
Loss from discontinued operations per common share                            --              --             $ (.06)
                                                                       -----------------------------------------------

Net income                                                                  $739.8           $568.1          $305.0
Preferred dividends, excluding 1991A Preferred Stock                          --               --              (5.1)
                                                                       -----------------------------------------------
Net income applicable to common equity                                      $739.8           $568.1          $299.9
                                                                       -----------------------------------------------
Net income per common share                                                  $5.25           $ 4.11           (2.14)
                                                                       -----------------------------------------------
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*  This calculation is submitted in accordance with Regulation S-K item
   601(b)(11) although not required by footnote 2 to paragraph 17 of APB Opinion
   No. 15 because it results in dilution of less than 3%.